SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event               March 14, 2001
reported)                               ----------------------------------------


                              Matrix Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


             COLORADO                    0-21231              84-1233716
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   (State or other jurisdiction        (Commission           (IRS Employer
        of incorporation)             File Number)        Identification No.)


1380 Lawrence Street, Suite 1400, Denver, Colorado             80204
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       (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including               (303) 595-9898
area code                                   ------------------------------------



                                      None
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         (Former name or former address, if changed since last report)




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Item 5.     Other Events.

            Ownership of the Common Stock and other securities of Matrix Bancorp, Inc. (the "Company") involves certain risks. Holders of the Company's securities and prospective investors should carefully consider the following risk factors in evaluating an investment in the Company's securities.

Limited Operating History

     Matrix Bancorp, as parent holding company ("Matrix Bancorp"), was formed in 1993 to combine the operations of two subsidiaries of the Company, Matrix Financial Services Corporation ("Matrix Financial"), and United Financial, Inc. ("United Financial"), which were formed in 1990 and 1989, respectively. The Company purchased Matrix Capital Bank ("Matrix Bank") in 1993, formed Matrix Asset Management Services, Inc., formerly known as United Special Services, Inc., {"MAM") as a start-up operation in 1995, acquired The Vintage Group, Inc. ("Vintage") and started Equi-mor Holdings, Inc. ("Equi-mor") in 1997, and formed Matrix Settlement & Clearance Services, L.L.C. ("MFSC"), a joint venture in which the Company indirectly is a member, in 1999. This series of combinations, purchases and formations has involved the integration of the operations of companies that previously operated independently or, in the case of MAM, Equi-mor and MSCS, not at all. Consequently, the Company has a limited operating history under its existing corporate structure upon which investors may base an evaluation of its performance. There can be no assurance that the Company will not encounter significant difficulties in integrating operations acquired or commenced in the future.

Potential Adverse Impact of Fluctuating Interest Rates

            Residential Mortgage Loan Servicing Rights. Owning residential mortgage loan servicing rights carries interest rate risk because the total amount of servicing fees earned, as well as the amortization of the investment in the servicing rights, fluctuates based on loan prepayments (affecting the expected average life of a portfolio of residential mortgage servicing rights). The rate of prepayment of mortgage loans may be influenced by changing national and regional economic trends, such as recessions or depressed real estate markets, as well as the difference between interest rates on existing mortgage loans relative to prevailing mortgage rates. During periods of declining interest rates, many borrowers refinance their mortgage loans. Accordingly, prepayments of mortgage loans increase and the loan administration fee income related to the mortgage loan servicing rights corresponding to a mortgage loan ceases as underlying loans are prepaid. Consequently, the market value of portfolios of mortgage loan servicing rights tends to decrease during periods of declining interest rates, since greater prepayments can be expected. The income derived from and the market value of the Company's servicing portfolio, therefore, may be adversely affected during periods of declining interest rates. See "--Risks Associated with General Economic Conditions."

            Asset and Liability Management. The Company's earnings depend in part upon the level of its net interest income. Net interest income is the difference between the interest income received from interest-earning assets and the interest expense incurred in connection with interest-bearing liabilities. Accordingly, the Company is vulnerable to an increase in interest

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rates to the extent that its interest-earning assets, such as mortgage loans, have longer effective maturities than, or do not adjust as quickly as, its interest-bearing liabilities. In a rising interest rate environment, interest rates paid to depositors and on borrowings of the Company may rise more quickly than rates earned on the Company's loan portfolio. Under such circumstances, material and prolonged increases in interest rates generally would materially and adversely affect net interest income and the value of interest-earning assets, while material and prolonged decreases in interest rates generally would have a favorable effect on net interest income and the value of interest-earning assets. Fluctuating interest rates also may affect the net interest income earned by the Company resulting from the difference between the yield to the Company on mortgage loans held prior to sale and the interest paid by the Company for funds advanced under the Company's warehouse lines of credit to purchase such mortgage loans. The process of balancing the maturities of the Company's assets and liabilities necessarily involves estimates as to how changes in the general level of interest rates will impact the yields earned on assets and the rates paid on liabilities. These estimates may prove to be inaccurate.

            Pipeline Loans. Secondary marketing losses on sales of originated mortgage loans may result from changes in interest rates from the time the interest rate on the customer's mortgage loan application is established to the time the Company sells the loan. Such a change in interest rates could result in a loss upon the sale of such loans. In order to hedge this risk and to minimize the effect of interest rate changes on the sale of originated loans, the Company commits to sell mortgage loans to investors for delivery at a future time for a stated price. At any given time, the Company's policy is to sell substantially all of its mortgage loans that are closed and a percentage of the mortgage loans that are not yet closed but for which the interest rate has been established ("pipeline loans").

            To manage the interest rate risk of the Company's pipeline loans, the Company continuously projects the percentage of the pipeline loans it expects to close and, on the basis of such projections, enters into forward commitments to sell such loans. If an unanticipated change in interest rates occurs, the actual percentage of mortgage loans that close may differ from the projected percentage. The resulting mismatch of commitments to originate loans and commitments to sell loans may have an adverse effect on the results of operations of the Company. A sudden increase in interest rates can cause a higher percentage of mortgage loans to close than projected. To the degree this may not have been anticipated, the Company may not have made commitments to sell these additional loans and consequently may incur significant losses upon their sale, adversely affecting results of operations. On the other hand, if a lower percentage of mortgage loans close than was projected, due to a sudden decrease in interest rates or otherwise, the Company may have committed to sell more loans than actually close and as a result may incur significant losses in fulfilling these commitments, adversely affecting results of operations. This risk is greatest during times of high interest rate volatility.

Potential Fluctuations in Quarterly Results

            The Company's financial results are subject to significant quarterly fluctuations as a result of, among other things, the variance in the number and magnitude of purchases and sales of mortgage loans and/or mortgage servicing rights consummated by the Company from time to time. In addition, a portion of the Company's revenues are derived from brokerage fees, the

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timing and receipt of which are unpredictable. Accordingly, the Company's results of operations for any particular quarter are not necessarily indicative of the results that may be achieved for any succeeding quarter or for the full fiscal year.

Diversification in Business Lines; Management of Growth

            As part of the Company's business strategy, the Company has in the past diversified, and may in the future diversify, its lines of business into areas that are not now part of its core business. As a result, the Company must manage the development of new business lines in which the Company has not previously participated. Although the Company's strategy is to acquire on-going businesses and to retain senior management of the entities that the Company acquires, such as Vintage, each new business line, including start-up operations like USS, Equi-mor and MSCS, requires the investment of additional capital and the significant involvement of senior management of the Company to acquire or develop a new line of business and integrate it with the Company's operations. There can be no assurance that the Company will successfully achieve these objectives.

            In addition to entering into new lines of business, the Company's business strategy also envisions the expansion of its existing lines of business, particularly in the area of servicing and purchasing of mortgage loans. The Company believes that it currently has in place the infrastructure necessary to undertake this expansion, including management information systems, senior management and other personnel. However, there can be no assurance that any rapid expansion, similar to that encountered by the Company over the past several years, would not unduly burden the Company's infrastructure or that senior management of the Company could successfully oversee such expansion.

Risks Associated with General Economic Conditions

            General economic conditions, whether regional or industry-related or due to a recession throughout the United States, affect consumers' decisions to buy or sell residences as well as the number of residential mortgage loan delinquencies and foreclosures, the value of collateral supporting loan portfolios, administrative costs in evaluating and processing mortgage loan applications and the costs and availability of funds that mortgage banking companies rely upon in order to make or purchase loans. Changes in the level of consumer confidence, real estate values, prevailing interest rates and investment returns expected by the financial community could make mortgage loans of the types purchased, serviced and sold by the Company less attractive to borrowers or investors.

Dependence Upon Mortgage Servicing Rights

            The Company has relied and expects to continue to rely on the purchase and sale of mortgage servicing rights for a significant portion of its revenues. There is no established exchange or trading market for mortgage servicing rights and no assurance can be given that an active trading market will develop in the future. The Company believes that it has been able to benefit from opportunities resulting from inefficiencies in the existing market for mortgage servicing rights; however, no assurance can be given that such inefficiencies will continue in the

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future, and even if continued, that the Company will be able to benefit from such inefficiencies to the extent it has in the past, or that if an active trading market for mortgage servicing rights develops in the future, the Company will be able to benefit from such developments. The supply of and demand for mortgage servicing rights are affected by a number of factors beyond the Company's control, including, among others, interest rates, regional and national economic conditions, industry consolidation, other factors affecting the housing industry, regulations affecting the financial services industry and accounting rules and interpretations related to the accounting treatment of mortgage servicing rights. Some or all of these factors may adversely affect the Company's ability to originate, purchase and sell mortgage servicing rights profitably in the future.

Concentration of Loans and Servicing Rights

            The Company's portfolios of residential mortgage loans and mortgage servicing rights are concentrated in certain geographic areas. The geographic areas in which concentrations exist varies from time to time. Consequently, the Company's results of operations and financial condition are dependent upon general trends in the markets in which concentrations exist and, more specifically, their respective residential real estate markets. An economic decline in a particular geographic area may adversely affect the values of properties securing the Company's loans, such that the principal balances of such loans, together with any primary financing on the mortgaged properties, may equal or exceed the value of the mortgaged properties, making the Company's ability to recover losses in the event of a borrower's default extremely unlikely. In addition, certain geographic areas, including California, may be more vulnerable to risks of natural disasters, such as earthquakes and mudslides, which are not typically covered by standard hazard insurance policies maintained by borrowers. Uninsured disasters may adversely impact borrowers' ability to repay loans made by the Company and the value of collateral underlying such loans, which could have a material adverse effect on the Company's results of operations and financial condition.

Delinquency, Foreclosure and Credit Risks

            Mortgage Loan Portfolio. The Company's loan portfolios include loans that were originated by numerous lenders throughout the United States under various loan programs and underwriting standards. Many of the loan portfolios include loans that have had payment delinquencies in the past or, to a lesser extent, are delinquent at the time of the purchase. As a part of the Company's business strategy, portfolios of mortgage loans with varying degrees of current and past delinquencies are purchased at discounts. Although the Company performs due diligence at the time loans are purchased, the risk of continuing or recurrent delinquency remains. The Company assumes substantially all risk of loss associated with its loan portfolio in the case of foreclosure. This risk includes the cost of the foreclosure, the loss of interest, and the potential loss of principal to the extent that the value of the underlying collateral is not sufficient to cover the Company's investment in the loan.

            Servicing Portfolio. The Company also is affected by mortgage loan delinquencies and defaults on mortgage loans that it services. Under many types of mortgage servicing contracts, even when mortgage loan payments are delinquent, the servicer must

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forward all or part of the scheduled payments to the owner of the mortgage loan.
Also, to protect their liens on mortgaged properties, owners of mortgage loans usually require the servicer to advance mortgage and hazard insurance and tax payments on schedule even though sufficient escrow funds may not be available. Typically, the servicer will ultimately be reimbursed by the mortgage loan owner or from foreclosure proceeds for payments advanced that the servicer is unable to recover from the borrower. However, in the interim, the servicer must absorb the cost of funds advanced during the time such advance is outstanding. Further, the servicer must bear the increased costs of attempting to collect on delinquent and defaulted mortgage loans. Although these increased costs are somewhat reduced through the receipt of late fees and the reimbursement of certain direct expenses out of foreclosure proceeds, the Company believes that increased delinquencies and defaults generally increase the costs of the servicing function. In addition, the Company is required to forego servicing income from the time a loan becomes delinquent to the time the mortgage loan is foreclosed.

Possible Inadequacy of Allowance for Loan Losses

            The Company's allowance for loan losses is maintained at a level considered adequate by management to absorb anticipated losses. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond the Company's control, and such losses may exceed current estimates. Although management believes that the Company's allowance for loan losses is adequate to absorb any losses on existing loans that may become uncollectible, there can be no assurance that the allowance will prove sufficient to cover actual loan losses on existing loans in the future.

            In addition, various regulatory agencies, as an integral part of the examination process, periodically review the Company's loan portfolio. These agencies may require the Company to add to the allowance for loan losses based on their judgments and interpretations of information available to them at the time of their examinations. If these agencies require the Company to increase its allowance for loan losses, its earnings will be adversely affected in the period in which such increase occurs.

Legal Proceedings

            In the ordinary course of its business, the Company is subject to claims made against it by borrowers and private investors arising from, among other things, losses that are claimed to have been incurred as a result of alleged breaches of contract and fiduciary obligations, misrepresentations, errors and omissions of employees, officers and agents of the Company, incomplete documentation and failures by the Company to comply with various laws and regulations applicable to its business, including federal and state banking and consumer lending laws. There can be no assurance that any liability with respect to current legal actions, or ones that might be instituted in the future, would not be material to the Company's consolidated results of operations, financial condition or cash flows.

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Liabilities Under Representations and Warranties

            In the ordinary course of business, the Company makes representations and warranties to the purchasers and insurers of mortgage loans and consumer loans and the purchasers of mortgage servicing rights regarding compliance with laws, regulations and program standards, and as to the accuracy of certain information. To a lesser extent, the Company contractually provides recourse relating to the performance of the loans that it sells. Under certain circumstances, the Company may become liable for damages or may be required to repurchase a loan if there has been a breach of these representations or warranties or in a case where contractual recourse is permitted. The Company generally receives similar representations and warranties from the originators and sellers from whom it purchases mortgage loans and servicing rights. However, in the event of breaches of such representations and warranties, the Company is subject to the risk that an originator may not have the financial capacity to repurchase loans when called upon to do so by the Company or otherwise respond to demands made by the Company.

Impact of Regulation

            General. The operations of the Company are subject to extensive regulation by federal and state governmental authorities and are subject to various laws and regulations and judicial and administrative decisions that, among other things, establish licensing requirements, regulate credit extension, establish maximum interest rates and insurance coverages, require specific disclosures to customers, prohibit discrimination in mortgage lending activities, govern secured transactions, establish collection, repossession and claims handling procedures and other trade practices and, in certain states, require payment of interest on servicing-related custodial escrow deposits. In particular, Matrix Bank is subject to extensive regulation, examination and supervision by the Office of Thrift Supervision (the "OTS"), as its chartering agency, and the Federal Deposit Insurance Corporation (the "FDIC"), as insurer of deposits held at Matrix Bank. Matrix Bank is a member of the Federal Home Loan Bank (the "FHLB") system and its deposits are insured by the FDIC up to the applicable limits of the Savings Association Insurance Fund (the "SAIF"). In addition, in certain instances the ability of Matrix Financial and Matrix Bank to pay dividends to Matrix Bancorp could be restricted due to regulatory requirements. Sterling Trust Company is regulated by the Texas Department of Banking as a Texas chartered trust company. There can be no assurance that more restrictive laws, rules or regulations will not be adopted in the future, or that existing or proposed laws will not be changed to the detriment of the Company. Any change in such laws and regulations or the adoption of more restrictive laws and regulations, whether by the OTS, the FDIC or the Congress of the United States, could have a material adverse effect on the Company and its financial condition or results of operations.

            Federal Programs. The Company's ability to sell mortgage loans is largely dependent upon the continuation of programs administered by the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") and the Government National Mortgage Association ("GNMA"), which facilitate the sale of mortgage loans and the pooling of such loans into mortgage-backed securities, as well as the Company's continued eligibility to participate in such programs. The discontinuation of, or a significant reduction in, the operation of such programs would have an adverse effect on the Company's

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operations. The Company expects that it will continue to remain eligible to participate in such programs, but any significant impairment of such eligibility would adversely affect its operations, because seller/servicer status is vital to its servicing business. In addition, the products offered under such programs may be changed from time to time. The profitability of specific products may vary depending on a number of factors, including the administrative costs to the Company of originating or acquiring such products.

Potential Limitations on Availability of Funding Sources

            Funding for the Company's mortgage banking activities, including the acquisition of mortgage servicing rights and the acquisition and origination of mortgage loans, is provided primarily through lines of credit and sale/repurchase facilities from various financial institutions and from FHLB borrowings. The Company's business plan entails, in part, on the Company's ability to maintain existing credit facilities and negotiate additional credit facilities for the acquisition of mortgage servicing rights and other purposes. There can be no assurance that existing credit facilities will be renewed, or if renewed, that the terms will be favorable to the Company. Furthermore, there can be no assurance that additional credit lines will be available, or if available, that the terms will be favorable to the Company. Unavailability of funding on terms favorable to the Company, or at all, would have an adverse effect on the Company's business and financial condition.

Risks Associated with Financing Charter Schools

            The Company recently began offering financing to charter schools in several states. In addition to the risks associated with commercial lending generally, which are discussed elsewhere in these "Risk Factors", financing of charter schools carries some additional, unique, risks. Charter schools are typically organized under charters granted by sponsoring governmental entities. The parameters of individual charters are generally dictated by the state law authorizing the organization of charter schools, as well as the sponsoring governmental entity of the particular charter school. The law under which each charter school is organized provides that the charter of a particular school will be reviewed periodically, sometimes annually and sometimes on a less frequent basis. In addition, at the expiration of a charter, the sponsoring governmental entity generally has sole discretion over whether to renew a school's charter. The Company runs the risk that the charter of a school or schools that it is financing will not be renewed or will be revoked. If such an occurrence happens, the principal source of re-payment on the Company's financing of such school or schools will effectively disappear. In such an event, it is likely that the Company would realize a significant loss with respect to such lease financing of the school in question because it would effectively have no recourse to the charter school or, since the sponsoring governmental entity does not guarantee or otherwise become liable for the obligations of a charter school, the sponsoring governmental entity.

            The obligations of the charter schools to make payments to the Company in respect its obligations under the lease financing arrangement are subject to and conditioned upon the appropriation of legally available funds, on an annual basis, by the sponsoring governmental entity for the charter school itself. If no such appropriation is made, the lease purchase agreement under which the charter school is obligated to the Company terminates and neither the

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charter school nor any sponsoring governmental entity has any further obligation to the Company other than to return the equipment or vacate the real property leased by the charter school.

            Appropriations for charter schools are generally made based upon the number of students enrolled in a particular charter school. In the event a particular charter school is unable to attract and keep enrolled a minimum number of students, such school would not be appropriated enough money to meet its obligations, including its obligations under the lease financing arrangements with the Company.

            The Company is also subject to the risk that the states in which charter schools are authorized to operate will determine to repeal or otherwise significantly alter the laws under which charter schools operate. If the authorizing laws were repealed in states where the Company has outstanding financing, the result would be much the same as if the charter of a particular school were not renewed or were revoked; however, the impact on the Company would tend to be much more significant because the repeal would affect all schools financed by the Company in that state as opposed to one particular school in the case of non-renewal or revocation of a charter. If the laws were significantly changed or altered in a particular state, the impact on the Company would depend on the nature of the change.

Competition

            The industries in which the Company competes are highly competitive. The Company competes with other mortgage banking companies, servicing brokers, commercial banks, savings associations, credit unions, other financial institutions, trust companies, broker/dealers and various other lenders. A number of these competitors have substantially greater financial resources, greater operating efficiencies and longer operating histories than the Company. Customers distinguish between product and service providers in the industries in which the Company operates for various reasons, including convenience in obtaining the product or service, overall customer service, marketing and distribution channels and pricing for the various products and services. Because of its emphasis on mortgage banking activities, competition for the Company is affected particularly by fluctuations in interest rates. During periods of rising rates, competitors of the Company who have locked in lower borrowing costs may have a competitive advantage. During periods of declining rates, competitors may solicit the Company's customers to refinance their loans. During economic slowdowns or recessions, credit-impaired borrowers may have new financial difficulties and may be receptive to offers by the Company's competitors.

Reliance on Systems and Controls

            The Company depends heavily upon its systems and controls, many of which are designed specifically for its business. These systems and controls support the evaluation, acquisition, monitoring, collection and administration of the Company's mortgage loan and servicing portfolios, as well as support the consulting and brokerage functions performed by the Company and the depository, general accounting and other management functions of the Company. For example, in order to track information on its mortgage servicing portfolio, the

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Company utilizes a data processing system provided by Alltel Information
Services Inc. ("Alltel"). There can be no assurance that Alltel or the Company's other providers can continue to provide the systems and controls on which the Company relies or that the Company's systems and controls, including those specially designed and built for the Company, are adequate or will continue to be adequate to support the Company's growth. A failure of the automated systems, including a failure of data integrity or accuracy, could have a material adverse effect on the Company's business and financial condition.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Matrix Bancorp,  Inc.
                                    ------------------------------------
                                          (Registrant)


DATE:      March 14, 2001           /s/ David W. Kloos
      ----------------------       -------------------------------------------
                                   David W. Kloos
                                   Vice President and Chief Financial Officer



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